Exhibit 10.11


                 ATR Search Corporation.
                    29 E. 31st Street
                        2nd Floor
                   New York, NY 10016


April 3, 2002

Medicius, Inc.
Attn: Keith Berman
2660 Townsgate Road
Suite 310
Westlake Village, CA 91361

Re:  LETTER OF INTENT

Dear Mr. Berman:

This will confirm our discussions to the effect that  ATR
Search    Corporation,   a   publicly   traded    company
incorporated under the laws of the Nevada ("ATSC") and Medicius, Inc., incorporated under the laws of Nevada
("Medicius"), desire to complete negotiations for the purposes of reaching a Definitive Agreement (if required) and Plan of Merger, with reference to the following facts:

     1.  Scope of Agreement. ATSC and Medicius desire  to
execute a "triangle" merger agreement whereby ATSC  shall
acquire   Medicius  and  then  merge  Medicius   into   a
subsidiary  corporation,  CareDecision  Corporation  (the
"Merger  Sub"). This Letter of Intent is entered into  as
of  the  date above, among Medicius, the Merger  Sub  and
ATSC,   that   shall  upon  closing  of  the  transaction
contemplated hereof shall own all of the outstanding capital stock of the Merger Sub ("ATSC').

     2.   Merger  of  Medicius.  Upon  completion  of   a
Definitive Agreement (if required) and a Plan of  Merger,
Medicius,  a  corporation incorporated in  the  State  of
Nevada, shall be merged with and into the Merger  Sub,  a
corporation  incorporated in the State  of  Nevada.   The
laws  of the jurisdiction of incorporation of the  Merger
Sub permit the merger of a business corporation of that jurisdiction with a business corporation of another jurisdiction.

     3. "Shelling" of Medicius. Upon completion of a Definitive Agreement (if required) and a Plan of Merger, the existing business of Medicius shall cease upon the effective date of the merger in accordance with the provisions of the laws of the State of Nevada. One hundred shares of Medicius shall then be issued to a "caretaker" so that it may recapitalize at a later date.

     4. Surviving Entity. Upon completion of a Definitive
Agreement (if required) and a Plan of Merger, the  Merger
Sub shall be the surviving corporation in the merger, and it shall continue its existence under the name of CareDecision Corporation pursuant to the provisions of the laws of the State of Nevada.


/1/


                 ATR Search Corporation.
                    29 E. 31st Street
                        2nd Floor
                   New York, NY 10016

     5.   Articles.  Upon  completion  of  a   Definitive
Agreement  (if  required)  and  a  Plan  of  Merger,  the
Articles  of  Incorporation of the Merger  Sub  upon  the
effective date of the merger in the State of Nevada shall
be   the  Articles  of  Incorporation  of  the  surviving
corporation in the merger and shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the laws of the State of Nevada.

     6. Bylaws. Upon completion of a Definitive Agreement
(if required) and a Plan of Merger, the bylaws of the Merger Sub upon the effective date of the merger in the State of Nevada shall be the bylaws of the surviving corporation in the merger and shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the laws of the State of Nevada.

     7.  Governance.  Upon  completion  of  a  Definitive
Agreement (if required) and a Plan of Merger, the directors and officers of Medicius in office upon the effective date of the merger in the State of Nevada shall continue to be the directors and officers of the Merger
Sub and shall be elected as directors of ATSC, all of whom shall hold their directorships and offices until the election, choice and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the bylaws of ATSC and the Merger Sub respectively. In addition, the directors and officers of ATSC in office upon the effective date of the merger in the State of Nevada shall be elected as directors of the Merger Sub, all of whom shall hold their directorships and offices until the election, choice and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the bylaws of the Merger Sub.

     8. Share Exchange.   Upon completion of a Definitive
Agreement (if required) and a Plan of Merger, each issued
and   outstanding  share  of  common  stock  of  Medicius
(estimated to be 8,250,000) and series A preferred stock of Medicius (estimated to be 750,000) shall, upon the effective date of the merger, be converted into not less than 2.0 shares, and 2.5 shares respectively, of common stock of ATSC, the details of said share exchange to be more fully described in the Definitive Agreement (if required).

     In  addition, for each issued and outstanding  share
of  common  stock of Medicius (estimated to be 8,250,000)
and series A preferred stock of Medicius (estimated to be
750,000),  ATSC  shall, upon the effective  date  of  the
merger,   for   each  common  stock  share  of   Medicius
outstanding upon the effective date of the merger, issue not less than .20 stock option for each of these shares
("Bonus A" series options), each Bonus A series option priced at eighty-one percent (81%) of market on the effective date of the merger, and for each Preferred A stock share of Medicius outstanding upon the effective date of the merger, issue not less than .25 Bonus A series option for each of these shares, each option priced at eighty-one percent (81%) of market on the effective date of the merger.

     Plus,  for  each  issued and  outstanding  share  of
common stock of Medicius (estimated to be 8,250,000)  and
series  A  preferred stock of Medicius (estimated  to  be
750,000),  ATSC  shall, upon the effective  date  of  the
merger,   for   each  common  stock  share  of   Medicius
outstanding upon the effective date of the merger, issue not less than .25 stock option for


/2/


                 ATR Search Corporation.
                    29 E. 31st Street
                        2nd Floor
                   New York, NY 10016

each  of  these  shares ("Bonus B" series options),  each
Bonus B series option priced at one-hundred forty percent
(140%)  of  market, on the effective date of the  merger,
and   for  each  Preferred  A  stock  share  of  Medicius
outstanding upon the effective date of the merger, issue not less than .35 Bonus B series option for each of these shares, each option priced at on hundred forty percent
(140%) of market on the effective date of the merger.

     All  options issued by ATR are to be distributed  to
Medicius shareholders by the President of Medicius as  he
sees  fit. The distribution plan, numbers of options  and
their  appropriate  vesting  plan  shall  be  more  fully
detailed  in  the  Definitive  Agreement  (if  required).
Should the period of time needed for the construction and
execution  of  the  Definitive  Agreement  (if  required)
extend  longer  than  forty-five  (45)  days  after   the
execution hereof, then the parties agree that the formula for the distribution of and the pricing of the options will be re-addressed, thereby protecting the shareholders of Medicius from any short-term market price spikes in ATR.

The issued and outstanding shares of capital stock of the Merger Sub shall not be converted or exchanged in any manner or any consideration be paid therefor, and each share of capital stock of the Merger Sub issued and outstanding on the effective date of the merger shall continue to represent one issued and outstanding share of capital stock of the same class of the Merger Sub.

     9.  Formal  Filing. Upon completion of a  Definitive
Agreement (if required) and a Plan of Merger and upon authorization of the merger in accordance with the provisions of the General Corporation Law of the State of Nevada and the Provisions of the laws of the jurisdiction of incorporation of the Merger Sub, Medicius and the Merger Sub shall cause to be executed, filed and recorded any documents prescribed by the laws of the State of Nevada, and they shall cause to be performed all acts necessary therein and elsewhere to effectuate the merger.

     10.  Board  Action. Upon completion of a  Definitive
Agreement  (if required) and a Plan of Merger, the  board
of  directors of Medicius and the Merger Sub respectively
shall  agree to perform any and all acts and things,  and
to  make, execute, deliver, file and record any  and  all
instruments,   papers  and  documents   that   shall   be
necessary, proper or convenient to carry out or put  into
effect   and   of  the  provisions  of  the   transaction
contemplated herein.

     11.  Officers' Actions.   Within thirty days or less
of  the  execution  hereof,  the  officers  of  ATSC  and
Medicius respectively shall agree to perform any and  all
acts  and  things,  and  to make, execute,  deliver,  and
record any and all instruments, papers and documents that
shall  allow  the  directors of ATSC and/or  Medicius  to
approve   and  draw  up  the  Definitive  Agreement   (if
required)  and  Plan  of  Merger  contemplated  by   this
transaction.

     12.  Entire Understanding.     The paragraphs  above
set forth the entire understanding and agreement of the parties and related persons and entities with regard to:


/3/


                 ATR Search Corporation.
                    29 E. 31st Street
                        2nd Floor
                   New York, NY 10016

the  subject  matter of these paragraphs, and  supersedes
all  prior and contemporary agreements, arrangements  and
understanding  related thereto. Pending the  negotiation,
execution  and  delivery of the Definitive Agreement  (if
required)  and  Plan  of Merger contemplated  herein,  by
giving   notice  to  the  other  parties,  may  terminate
negotiations   relating   to  the   transaction   without
liability, obligation or further commitment hereunder to the other parties. In absence of any such termination, however, each party shall proceed diligently to carry out the actions contemplated by this letter.

If the forgoing accurately sets forth your understanding of our intent, please indicate your good faith intention to enter into negotiations to carry out the transactions described herein by executing the enclosed copy of this letter and returning it to us whereupon the parties shall proceed promptly with the preparation of a draft of the Definitive Agreement (if required) and Plan of Merger.


Executed this 4th day of April 2002 in New York, NY and
Thousand Oaks, CA.



ATR Search, Inc.                  Medicius, Inc.


/s/ Robert Cox                    /s/ Keith Berman
---------------------             -----------------------
Robert Cox, President             Keith Berman, President


/4/